Exhibit 99.1

Transcript of

OPES Acquisition Corp. and BurgerFi

9th Annual Gateway Conference

September 9, 2020

Participants

Cody Slach - Senior Managing Director, Gateway Investor Relations

Ophir Sternberg - Chairman & Chief Executive Officer of OPES Acquisition Corp.

Charlie Guzzetta - President of BurgerFi

Bryan McGuire - Chief Financial Officer of BurgerFi

Presentation

Cody Slach - Senior Managing Director, Gateway Investor Relations

Good morning, everybody. Really excited to have our next company presenting and presenting is OPES Acquisition Corp. and their target BurgerFi. And presenting from the company today is Ophir Sternberg, OPES’ Chairman and CEO; as well as Charlie Guzzetta, President of BurgerFi; and Bryan McGuire, BurgerFi’s CFO.

I’ll turn it over to you now, guys.

Ophir Sternberg - Chairman & Chief Executive Officer of OPES Acquisition Corp.

Thank you. Good morning, everyone. I’m the Chairman and CEO of OPES Acquisition Corp. My name is Ophir Sternberg. And I bring nearly 3 decades of investment experience, and Founder and CEO of Lionheart Capital.

We’re very excited about the definitive agreement we’ve entered with our new partner. BurgerFi is a premium fast casual concept founded in 2011 by restaurateur John Rosatti. There are approximately 125 locations. The company represents a tremendous investment opportunity for OPES in what we believe will be a very attractive high-growth public company.

I’ll turn it over to Charlie, Company President to give you an overview presentation. Charlie?

Charlie Guzzetta - President of BurgerFi

Thank you, Ophir, and good morning, everyone. We are very excited to be here on the Gateway Virtual Conference. We appreciate everyone’s participation and engagement over the next 30 minutes or so.

I speak for everyone, when I say that we are so excited about the expertise of the OPES team, under the leadership of Ophir Sternberg and we are confident that they will help us bring BurgerFi to the next level.

So, I’d like to share with you a little bit about what makes BurgerFi such a unique and great opportunity. First, I will walk you through a brief history of the brand, and then, we’ll go into to a more detailed overview of the business and the growth potential.

Before we get started, we ask that you please follow along here with the presentation shared on the screen. Hopefully, everybody can see that. Additionally, the slideshow presentation deck is available to be downloaded on our website, which is OPESAcquisitionCorp.com. That’s OPESAcquisitionCorp.com to download the presentation.

So we’ll start off here on Slide 7 to discuss the events that have occurred over the past 9.5 years, which have solidified our company as a renowned brand in the competitive fast-casual restaurant space.

In 2011, BurgerFi opened its first doors in the sleepy beach town known as Lauderdale-by-the-Sea, Florida. This space was previously a Burger King restaurant. We took over that site in September of 2010, and about 6 months and $600,000 later, we opened the first BurgerFi restaurant, which is February 5, 2011.

It was an immediate success, resonating with consumers’ preferences and the shifting towards premium quality focused food made with responsibly sourced ingredients. By 2014, we had opened 50 restaurants, and we continued our fast-paced growth, with 100 restaurants open and operating by 2017, just 5 years after the founding of our company.

Because of our early investment in online ordering infrastructure, by 2019, we achieved approximately $17 million in system-wide sales coming from third-party delivery carriers and integration. Today, BurgerFi is entering the next phase of growth as a soon-to-be public company with great momentum behind us.

We’ll turn here to Slide 8, to talk a little bit about BurgerFi’s differentiators. BurgerFi’s offerings speak to the brand’s commitment to excellence in everything we do, starting with the Centerplate, our premium 100% all-natural American Angus beef that is raised without hormones, antibiotics, steroids, chemicals or additives, is also vegetarian grass-fed and humanely raised and harvested.

It’s part of the NAE program, which is No Antibiotics Ever, NAE. Our diverse menu offering appeal to a broad range of consumers, which include those who offer all-natural cage-free chicken, our award-winning vegetarian VegeFi burger, and our popular gluten-free alternative, which is known in our world as green-style.

BurgerFi was actually the first brand to launch the Beyond Burger by Beyond Meat back in 2017. And we are recognized in the New York Times publication for that. We also provide vast customization through our online ordering system that allows guests to select every single ingredient to make their perfect BurgerFi burger. And you can see a snapshot here on the screen of what that online ordering system looks like.

The variety, along with our commitment to serving the highest quality products in a contemporary and sustainable environment, as referenced on Slide 9, sets us apart from the other national fast-food brands and even apart from our direct competitors in the better-burger segment. You’d see that listed here.

So as we move to Slide 10, I’d like to briefly highlight some of the metrics that BurgerFi uses to benchmark our success, including same store sales, Sprinklr Analytics, and the Steritech food safety scores.

BurgerFi same-store sales trends have been significantly increasing compared to the competition in the restaurant industry in general. At the same time, Sprinklr Analytics, which is a digital tool that aggregates the company’s social media reviews continues to rise as consumer perception grows positively each year.

In addition, BurgerFi Steritech rankings have shown consistently strong results, due to our obsession with food safety and sanitation as a crucial point of emphasis for all franchisees and employees.

Obviously, food safety and sanitation is more important now in today’s world and environment than it ever has been. Overall, the company has seen consistently improved metrics by prioritizing customer care and engagement, and we remain committed to maintaining a high standard of excellence and everything we did.

So next, I’m going to be taking you guys through the details of our growth strategy as well as some exciting initiatives to further expand the brand’s presence. We’ll start with Slide 12. Okay, you’ll see here BurgerFi’s existing footprint on the map, which is already larger than many of the burger – a better burger competitors that are out there. You will also see pins marking anticipated future growth and future locations.

Our management team is carefully strategized our possible entry into these markets through a data-driven seed-to-scale approach. We are purposely targeting these expansion opportunities to either cluster within existing successful proven markets or to build out new important MSAs via multiunit simultaneous development.

Slide 13, we’ll be talking about non-traditional partnerships. Non-traditional partnerships include transportation hubs, travel plazas, higher education, like, college campuses and universities, military bases and some sporting venues. There’s significant untapped potential that exists in these premier non-traditional venues, as you can see here. And we have every intention to capitalize on these opportunities. In fact, we’ve already ventured into the space through strategic partnerships and license agreements with companies like Aramark and HMS Host, also Delaware North, SSP America, and others.

After successful high revenue restaurants with both partners, we have gone on to open more than 10 non-traditional BurgerFi restaurants and we plan to open many, many more. Although this initiative is just beginning, we believe these venues will continue to be a very important strategic part of our growth strategy going forward. 2 specific non-traditional license agreements that we have in place that I’d like to touch on a little bit more detail today are REEF Technology and the United States Air Force Services Agency.

So we’ll move to Slide 14 to start with REEF. REEF Technology is the largest operator of logistics hubs and neighborhood kitchens in the United States with a real estate network of more than 5,000 properties. Given the fast-paced growth of on-demand food delivery, REEF Technology has created a delivery-only neighborhood kitchen, otherwise known in our industry, as ghost kitchens, as key components to their hubs.

Tapping into ghost kitchens through our partnership with REEF allows us to utilize existing infrastructure to continue new growth opportunities while building brand recognition and integrity. We remain committed to having 25 or more delivery-only kitchens up and running by the end of next year. Some of the development will include new markets for BurgerFi, such as Los Angeles, Seattle, Houston, Minneapolis and other major metropolitan cities across the country.

We’ll move to Slide 15 to touch on our partnership with the United States Air Force. Our company signed an agreement with the U.S. Air Force Services Agency late last year, to be part of a global initiative to enhance food quality, variety and availability on Air Force bases throughout the United States and ultimately abroad. Consumers within the millennial and Gen-Z age ranges have shown a strong preference for higher quality, better food options, natural food options, and given that new recruits fall into those categories, this partnership is a perfect match.

We intend to launch into multiple different Air Force bases across the United States throughout 2021 and beyond. We’re proud to have the privilege to serve the people who sacrifice so much for our country.

Now I’d like to turn the call over to BurgerFi’s Chief Financial Officer, Bryan McGuire to walk through our anticipated store growth and how that translates into the financial forecast as well as the transaction highlights. Bryan, go ahead.

Bryan McGuire - Chief Financial Officer of BurgerFi

Thank you, Charlie. And thank you, Cody, and the Gateway team for allowing us this opportunity to introduce our unique concept in this format. Although BurgerFi has been in business since 2011, we will be new to the public space. So this is an exciting opportunity for us. Let us begin with Slide 16. Here you will see an outline of our company-owned store growth strategy. We will continue to cluster in our home state of Florida through 2021 then penetrate the Southeast, Mid-Atlantic and Northeastern seaboard of the United States in 2022 and 2023. We currently have strong brand awareness and staying power in several states in these regions and are confident in our ability to expand our customer base through these markets.

On Slide 18, you can see, we expect our revenue to come in approximately $31 million for 2020 then grow significantly to approximately $59 million for 2021. We expect revenue growth to accelerate beyond 2021 due to our increased store count, and significant expansion plans. Despite our top-line coming in a little softer in 2020 compared to 2019, we expect to open 12 new BurgerFi locations and continue to efficiently manage costs and grow EBITDA by nearly 30% to approximately $4 million in 2020.

In 2021, we expect EBITDA to more than double from 2020 levels. It is our goal to grow this business profitably leveraging our scale while prudently managing our expenses. We are confident in our ability to execute on this model.

And now we will discuss a summary of the transaction. The initial purchase price of BurgerFi is $100 million. Upon completion, we anticipate an enterprise value of approximately $143 million, which implies 13.6 times, 2021 projected EBITDA and 2.4 times, 2021 projected revenue. Once the combination is complete, the name will remain listed with an updated ticker symbol of BFI. Along with Ophir Sternberg is our executive chairman, current BurgerFi management will continue to run the business of the combined company. For full breakdown evaluation and transaction terms, including the cap table and pro forma ownership structure, please refer to Slide 21.

And now I’ll hand it over to Ophir to close out our presentation. Ophir?

Ophir Sternberg - Chairman & Chief Executive Officer of OPES Acquisition Corp.

Thank you, Bryan. So I just want to reiterate how enthusiastic we all are to be entering a business combination with BurgerFi. I would also like to congratulate Mr. John Rosatti for founding and building this amazing company. John will continue to stay on with us as Special Advisor. This team has built a unique brand that is committed to serving quality menu items with a high degree of customization. The company is using innovative technology to make the customer experience as seamless as possible.

I’m incredibly confident in the various growth opportunities in front of us and look forward to what this company will be able to accomplish as it enters its next growth phase.

And with that, I’ll conclude today’s presentation and open it up to any questions.

Q: Great, thanks, Ophir. Appreciate that. And thank you, Charlie and Bryan. So, got a couple of questions from the audience, I’ll pick through here.

The first one is can you talk about BurgerFi’s expansion plans? Obviously, lots of room for expansion here in the U.S. Maybe you can touch on that briefly, as well as are there plans to expand the concept at an international level?

Charlie Guzzetta - President of BurgerFi

Great. Happy to field that question. Just a reminder, we only touched on a couple of slides in that presentation deck. To access that full deck, it is available on our website OPESAcquisitionCorp.com to see the deck in its entirety. We encourage you guys to do so.

Regarding expansion, we were very excited to put out a press release just last week, stating that we have 30 LOIs for new sites. BurgerFi is in a massive and aggressive growth phase right now. We’re targeting different areas within the country, including the Southeastern United States, the Northeast, and as far west as Nevada.

We have these 30 locations in development. We have many franchisees in our pipeline, new franchisees as well as existing franchisees that are looking to add on to their development schedules and increase their portfolios as well. The domestic development is our primary focus of expansion over the next year.

However, we do want to entertain and look into some international expansion opportunities as well. I appreciate the question. We do have some stores currently in Mexico City, as well as Kuwait in Kuwait City. We’re negotiating several other international deals right now with some master multiunit operators and franchisees, and we’ll continue to entertain those deals as well.

Q: Okay, great. And then, maybe sticking with you, Charlie, can you just talk about I think what’s on everybody’s mind now with any type of consumer-company, and that is just COVID? What you guys have done to be fairly resilient from what I understand to the pandemic. Maybe you can kind of go a layer deeper on how you guys have responded there.

Charlie Guzzetta - President of BurgerFi

Absolutely, COVID, obviously, took the industry by storm. And at BurgerFi, we were very fortunate that we had our technology infrastructure in place for many, many years. We jumped on to the third-party delivery integrations back in 2018. In fact, in 2019, and I think I mentioned in the presentation, we saw about $17 million that year in third-party delivery sales.

We work with a handful of the industry-leading technology companies, including Olo out of New York, and with that we’re able to integrate with these third-party delivery providers. So during COVID in early March and into April, certainly, and May, we were able to utilize these delivery partnerships even as dining rooms were closing, as patios were closing, as shelter-in-place were hitting the entire country, we were able to utilize our third-party delivery integrations, online ordering and off-premise dining in a major way.

In fact, we saw some really encouraging results just recently, Labor Day, this year in 2020 versus Labor Day in 2019, even with many of the beaches still at social distance and not fully open, we saw double-digit increase in sales comparison versus Labor Day of 2019, so some very encouraging signs now coming out in the tail-end of COVID.

Q: Got it. That’s great. And then, for some, I think this is a new story and a new concept. And maybe for some of us on the West Coast haven’t had a chance to try it yet. Can you just walk through what are the real differentiating points for BurgerFi versus the other chains out there?

I know you touched upon it a little bit, Charlie. But I think now that we’ve got a little bit more time in Q&A, we’d love to just go a layer deeper.

Charlie Guzzetta - President of BurgerFi

Sure. Absolutely. And I think we’ll take the presentation over to that slide, but it starts with the food. It’s an all-natural product. So there are a lot of companies out there in the better-burger space that tout having an all-natural or fresh product. What we find oftentimes in the burger space is that fresh burgers really just mean that the burgers are not frozen. At BurgerFi, having fresh never-frozen American Angus beef is the bare minimum of the procurement that we go through for our quality and standards.

Our beef is never frozen, of course, no steroids, hormones, antibiotics, chemicals or additives, vegetarian grass-fed, preservative free, free range, humanely raised, and of course, never frozen. But we don’t just stop at the burgers. Our potato bun is a clean label, all natural, no preservatives or chemical fresh potato bun.

For our French fries, we used Russet Burbank Idaho potatoes that are cut fresh multiple times a day. For onion rings, we use jumbo Spanish colossal onions that are cut fresh multiple times a day. We have a veggie burger called the VegeFi, we have the Beyond Burger. We have cage-free all-natural organic chicken products that were recently added to our menu over the last couple of years.

And that natural menu, which is really the classic American meal of burgers’ fries and a drink, but done in a natural, clean, transparent and organic type of a light is all held within an environment that focuses on sustainability.

In our restaurants, we have all-natural wood walls, number 2 Southern Pine Lumber, the most renewable wood source on the entire planet. We use tables that are made out of compressed recycled wood pallets, and up-cycled plastic, Coca Cola chairs, energy efficient lighting and fans, a new recycling program that we integrated into our restaurants about a year ago to recycle our cooking oil into bio-diesel. And we’re looking at these environmental social governance programs all over the map.

So I think in summation, it’s a classic American brand with a modern, contemporary, natural sustainable twist.

Q: Got it. Great. So we’ve got about 2 minutes left, maybe I’ll throw this one over to Bryan, but there’s some folks out in the audience that I just want to know whatever we can share on store level economics and maybe the differences between what does it look like in our home state versus some of the new states that we’re going into whatever you can share there that we’ve said publicly?

Bryan McGuire - Chief Financial Officer of BurgerFi

Sounds good, Cody. So yeah, our average sales, our company sales are about $1.8 million. We tend to average higher in our home state of Florida, we have some very – we have a significant amount of clustering in our home state. So there’s a good amount of brand awareness here. However, I just want to put this out there too, and some of our franchisees in different parts of the country, i.e., outside of Atlanta, Silver Spring, outside of Washington, D.C., Brooklyn, New York, even Anchorage, Alaska. We’re seeing close to $2 million annual revenues. So that to me gives us some confidence in our national appeal sales wise.

Our EBITDA is between 15% to 20% of our revenue, and it’s – the ranges have to do regionally. We have some occupancy differences when you’re renting space. It’s expensive down here in Southeast Florida, but other parts of Florida aren’t as expensive. The Northeast is fairly expensive as well. So we see some variability in our occupancy. Also our hourly labor tends to fluctuate a little bit, we have much higher minimum wage burden, up in the Northeast, for instance, New York, Manhattan is $15 per hour. It’s about $13 per hour out in Long Island, other parts of New York, $12.75 in Philadelphia, whereas down here in Florida, it’s about $8.56 an hour. So we see about 1% to 4% variability in our front of house labor, basically.

But other than that every – other variable costs that we have is pretty much in line. We have the same distribution with Cisco and we negotiate with our suppliers. So therefore our cost of sales, our supplies, and those types of expenses are very consistent.

Charlie Guzzetta - President of BurgerFi

And I just got to jump in real quick, because I did happen to see a couple of questions come in the Q&A session asking about the timeline for the merger. We are fully on track to merge in the fourth quarter of this year.

Cody Slach - Senior Managing Director, Gateway Investor Relations

Yeah, thanks for clearing that one off, Charlie, that was asked by a few different folks and perfect timing, because we are out of time, but we appreciate all the interest from the audience in the Q&A. And we again, thank the OPES and BurgerFi team for participating and hope to talk to you all soon. Thank you.

Charlie Guzzetta - President of BurgerFi

Thank you so much.